Exhibit 4.4

INDENTURE
Dated as of June 1, 2017
Between
ARROW ELECTRONICS, INC.
as Issuer
and
U.S. BANK NATIONAL ASSOCIATION
as Trustee

Exhibit 4.4

CERTAIN SECTIONS OF THIS INDENTURE
RELATING TO SECTIONS 310 THROUGH 318 INCLUSIVE,
OF THE TRUST INDENTURE ACT OF 1939

Trust Indenture Act Section	Indenture Section
Section 310(a)(1)	609
(a)(2)	609
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(b)	608 610
Section 311(a)	613
(b)	613
Section 312(a)	701 702
(b)	702
(c)	702
Section 313(a)	703
(b)	703
(c)	703
(d)	703
Section 314(a)	704
(a)(4)	904
(b)	Not Applicable
(c)(1)	102
(c)(2)	102
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	102
Section 315(a)	601
(b)	602
(c)	601
(d)	601
(e)	513
Section 316(a)	101
(a)(1)(A)	502 511
(a)(1)(B)	512
(a)(2)	Not Applicable
(b)	508
(c)	104
Section 317(a)(1)	504
(a)(2)	504
(b)	903
Section 318(a)	107

NOTE: This reconciliation and tie shall not, for any purpose, be deemed to be a part of this Indenture.

PARTIES
INDENTURE, dated as of June 1, 2017, between ARROW ELECTRONICS, INC., a corporation duly organized and existing under the laws of the State of New York (herein called the “Company”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association duly organized and existing under the laws of the United States of America, as Trustee (herein called the “Trustee”).
For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities or of any series thereof, as follows:

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS
OF GENERAL APPLICATION

Section 101.    Definitions. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1)the terms defined in this Article I have the meanings assigned to them in this Article I and include the plural as well as the singular;

(2)all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(3)all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

(4)unless the context otherwise requires, any reference to an “Article” or a “Section” refers to an Article or a Section, as the case may be, of this Indenture;

(5)the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(6)“including” means including without limitation;

(7)when used with respect to any Security, the words “convert,” “converted” and “conversion” are intended to refer to the right of the Holder or the Company to convert or exchange such Security into or for securities or other property in accordance with such terms, if any, as may hereafter be specified for such Security as contemplated by Section 301, and these words are not intended to refer to any right of the Holder or the Company to exchange such Security for other Securities of the same series and like tenor pursuant to Section 304, 305, 306, 806 or 1007 or another similar provisions of this Indenture, unless the context otherwise requires; and references herein to the terms of any Security that may be converted mean such terms as may be specified for such Security as contemplated in Section 301; and

(8)unless otherwise provided, references to agreements and other instruments shall be deemed to include all amendments and other modifications to such agreements and instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Indenture.

“Act,” when used with respect to any Holder, has the meaning specified in Section 104.

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Procedures” means, with respect to a Depositary, as to any matter at any time, the policies and procedures of such Depositary, if any, that are applicable to such matter at such time.

“Board of Directors” means, with respect to any Person, the Board of Directors (or any similar governing body) of such Person, or unless the context otherwise requires, any authorized committee of the Board of Directors (or such body) of such Person. Unless otherwise specified, “Board of Directors” means the Board of Directors of the Company.

“Board Resolution” means, with respect to the Company, a duly adopted resolution of the Board of Directors of the Company.

“Business Day” means, including when used with respect to any Place of Payment, unless otherwise specified as contemplated by Section 301, any day, other than a Saturday or Sunday, which is not a day on which banking institutions are authorized or obligated by law or executive order to close in that Place of Payment.

“Commission” means the U.S. Securities and Exchange Commission, from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by an Officer of the Company (or any Person designated in writing as authorized to execute and deliver Company Requests and Company Orders), and delivered to the Trustee.

“Consolidated Net Tangible Assets” means total assets after deducting all current liabilities and intangible assets as set forth in the most recent balance sheet of the Company and computed in accordance with GAAP.

“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered.

“covenant defeasance option” has the meaning specified in Section 1201.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Defaulted Interest” has the meaning specified in Section 307.

“Defeasance” has the meaning specified in Section 1201.

“Depositary” means, with respect to Securities of any series issuable in whole or in part in the form of one or more Global Securities, a clearing agency registered under the Exchange Act that is designated to act as Depositary for such Securities as contemplated by Section 301.

“Event of Default” has the meaning specified in Section 501.

“Exchange Act” means the U.S. Securities Exchange Act of 1934 and any statute successor thereto, in each case as amended from time to time.

“GAAP” means, with respect to any computations required or permitted hereunder, generally accepted accounting principles in effect in the United States as in effect from time to time; provided, however if the Company is required by the Commission to adopt (or is permitted to adopt and so adopts) a different accounting framework, including but not limited to the International Financial Reporting Standards, “GAAP” shall mean such new accounting framework as in effect from time to time, including, without limitation, in each case, those accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.

“Global Security” means a Security that evidences all or part of the Securities of any series and bears the legend set forth in Section 202 (or such legend as may be specified as contemplated by Section 301 for such Securities).

“Holder” means a Person in whose name a Security is registered in the Security Register.

“Indenture” means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively. The term “Indenture” shall also include the terms of particular series of Securities established as contemplated by Section 301.

“interest” means, when used with respect to an Original Issue Discount Security which by its terms bears interest only after Maturity, interest payable after Maturity.

“Interest Payment Date” means, when used with respect to any Security, the Stated Maturity of an installment of interest on such Security.

“Internal Revenue Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

“legal defeasance option” has the meaning specified in Section 1201.

“Maturity” means, when used with respect to any Security, the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Notice of Default” means a written notice of the kind specified in Section 501.

“Officer” means any of the following: the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer, the President, an Executive or Senior Vice President, the Treasurer, an Assistant Treasurer, the Controller, an Assistant Controller, the Secretary or an Assistant Secretary of the Company.

“Officer’s Certificate” means a certificate signed by an Officer of the Company.

“Opinion of Counsel” means a written opinion of counsel (who may be counsel for the Company) and who shall be reasonably acceptable to the Trustee. The counsel may be an employee of the Company. Opinions of Counsel required to be delivered under this Indenture may have qualifications customary for opinions of the type required and counsel delivering such Opinions of Counsel may rely as to factual matters on certificates of the Company or governmental or other officials customary for opinions of the type required.

“Original Issue Discount Security” means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502.

“Outstanding” means, when used with respect to Securities, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(1)Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(2)Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(3)Securities as to which Defeasance has been effected pursuant to Section 1201;

(4)Securities which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company; and

(5)Securities as to which any property deliverable upon conversion thereof has been delivered (or such delivery has been made available), or as to which any other particular conditions have been satisfied, in each case as may be provided for such Securities as contemplated in Section 301;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder as of any date, (A) the principal amount of an Original Issue Discount Security which shall be deemed to be Outstanding shall be the amount of the principal thereof which would be due and payable as of such date upon acceleration of the Maturity thereof to such date pursuant to Section 502, (B) if, as of such date, the principal amount payable at the Stated Maturity of a Security is not determinable, the principal amount of such Security which shall be deemed to be Outstanding shall be the amount as specified or determined as contemplated by Section 301, (C) the principal amount of a Security denominated in one or more foreign currencies, composite currencies or currency units which shall be deemed to be Outstanding shall be the U.S. dollar equivalent, determined as of such date in the manner provided as contemplated by Section 301, of the principal amount of such Security (or, in the case of a Security described in clause (A) or (B) above, of the amount determined as provided in such clause), and (D) Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Securities which a Responsible Officer of the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.
“Paying Agent” means any Person authorized by the Company to pay the principal of or premium, if any, or interest on any Securities on behalf of the Company.
“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity.
“Place of Payment” means, when used with respect to the Securities of any series, the place or places where the principal of and premium, if any, and interest on the Securities of that series are payable as specified as contemplated by Section 301.
“Predecessor Security” means, with respect to any particular Security, every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.
“Principal Property” means any manufacturing or processing plant or warehouse owned at the date hereof or hereafter acquired by the Company or any Subsidiary of the Company which is located within the United States and the gross book value of which (including related land and improvements thereon and all machinery and equipment without deduction of any depreciation reserves) on the date as of which the determination is being made exceeds 2% of Consolidated Net Tangible Assets, other than (i) any such manufacturing or processing plant or warehouse or any portion of the same (together with the land on which it is erected and fixtures that are part of that land) which is financed by industrial development bonds which are tax exempt pursuant to Section 103 of the Internal Revenue Code (or which receive similar tax treatment under any subsequent amendments thereto of any successor laws thereof or under any other similar statute of the United States), (ii) any property which in the opinion of the Company’s Board of Directors is not of material importance to the total business conducted by the Company as an entirety, or (iii) any portion of a particular property which is similarly found not to be of material importance to the use or operation of such property.
“Redemption Date” means, when used with respect to any Security to be redeemed, the date fixed for such redemption by or pursuant to this Indenture.
“Redemption Price” means, when used with respect to any Security to be redeemed, the price at which it is to be redeemed pursuant to this Indenture.
“Regular Record Date” means, for the interest payable on any Interest Payment Date on the Securities of any series, the date specified for that purpose as contemplated by Section 301.
“Repayment Date” means, with used with respect to a Security to be repaid at the option of a Holder, the date fixed for such repayment by or pursuant to this Indenture.

“Responsible Officer” means, when used with respect to the Trustee, any vice president, any assistant vice president, any assistant secretary, any assistant treasurer, any trust officer, or any other officer associated with the corporate trust department of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.
“Restricted Subsidiary” means a Subsidiary of the Company (i) of which substantially all the property is located, or substantially all the business of which is carried on, within the United States, and (ii) which owns Principal Property; provided, however, that any Subsidiary may be declared a Restricted Subsidiary by Board Resolution, effective as of the date such Board Resolution is adopted; provided further, that any such declaration may be rescinded by further Board Resolution, effective as of the date such further Board Resolution is adopted,
“Securities” has the meaning specified in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture.
“Securities Act” means the U.S. Securities Act of 1933 and any statute successor thereto, in each case as amended from time to time.
“Security Register” and “Security Registrar” have the respective meanings specified in Section 305.
“Special Record Date” means, for the payment of any Defaulted Interest, a date fixed by the Trustee pursuant to Section 307.
“Stated Maturity” means, when used with respect to any Security or any installment of principal thereof or interest thereon, the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.
“Subsidiary” means with respect to any Person, any corporation, association or other business entity of which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.
“Trust Indenture Act” or "TIA" means the U.S. Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.
“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean the Trustee with respect to Securities of that series.
“U.S. Government Obligation” means securities that are (i) direct obligations of the United States for the payment of which its full faith and credit is pledged, or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which, in either case under clause (i) or (ii), are not callable or redeemable at the option of the issuer thereof prior to the final Maturity Date of Securities of any series, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the Holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the Holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.
“Vice President” means, when used with respect to the Company or the Trustee, any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”
“Voting Stock” means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

Section 102.    Statements Required in Certificates or Opinions. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(1)    a statement that the individual making such certificate or opinion has read such covenant or condition;

(2)    a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)    a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with or satisfied; and

(4)    a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

Section 103.    Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which such Officer’s certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer or Officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.
Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.
Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, at the request of the Trustee the Company shall furnish to the Trustee:
(1)an Officer’s Certificate (which shall include the statements set forth in Section 102) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, provided, however, that with respect to matters of law, an Officer’s Certificate may be based upon an Opinion of Counsel, unless the signers know, or in the exercise of reasonable care should know, that such Opinion of Counsel is erroneous; and
(2)an Opinion of Counsel (which shall include the statements set forth in Section 102) stating that, in the opinion of such counsel, all such conditions precedent have been complied with, provided, further, that with respect to matters of fact an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials, unless the signer knows, or in the exercise of reasonable care should know, that any such document is erroneous.

To the extent applicable, the Company shall comply with TIA § 314(c)(3).
Section 104.    Acts of Holders; Record Dates. Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and, subject to Section 601, conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 104.

The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner which the Trustee deems sufficient. Where such execution is by a Person acting in a capacity other than such Person’s individual capacity, such certificate or affidavit shall also constitute sufficient proof of such Person’s authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.
The ownership of Securities shall be proved by the Security Register.
Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.
The Company may set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of Securities of such series; provided that the Company may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in the next paragraph. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities of the relevant series on such record date, and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities of such series on such record date. Nothing in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities of the relevant series on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder of Securities of the relevant series in the manner set forth in Section 106.
The Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to join in the giving or making of (i) any Notice of Default, (ii) any declaration of acceleration referred to in Section 502, (iii) any request to institute proceedings referred to in Section 507(2) or (iv) any direction referred to in Section 511, in each case with respect to Securities of such series. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities of such series on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities of such series on such record date. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities of the relevant series on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company’s expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Company in writing and to each Holder of Securities of the relevant series in the manner set forth in Section 106.
With respect to any record date set pursuant to this Section 104, the party hereto which sets such record dates may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of Securities of the relevant series in the manner set forth in Section 106, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section 104, the party hereto which set such record date shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph.
Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

In addition to the foregoing, the Trustee agrees to accept and act upon notice, instructions or directions pursuant to this Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods; provided, however, that (a) the party providing such written instructions, subsequent to such transmission of written instructions, shall provide the originally executed instructions or directions to the Trustee in a timely manner, and (b) such originally executed instructions or directions shall be signed by an authorized representative of the party providing such instructions or directions. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reasonable reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction.

Section 105.    Notices, Etc., to Trustee and Company. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(1)    the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing (which may be by facsimile) to or with the Trustee at 950 17th Street, 12th Floor, Denver, Colorado 80202, Attention: Global Corporate Trust Services; or

(2)    the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to the attention of the Secretary of the Company at the address of the Company’s principal office specified in writing to the Trustee by the Company and, until further notice, at 9201 East Dry Creek Road, Centennial, CO 80112, Attention: Gregory P. Tarpinian.

Section 106.    Notice to Holders; Waiver. Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at such Holder’s address as it appears in the Security Register, not later than the latest date, if any, and not earlier than the earliest date, if any, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.
Where this Indenture provides for notice of any event to a Holder of a Global Security, such notice shall be sufficiently given if given to the Depositary for such Security (or its designee), pursuant to the Applicable Procedures of the Depositary, not later than the latest date, if any, and not earlier than the earliest date, if any, prescribed for the giving of such notice.

Section 107.    Conflict with Trust Indenture Act. If any provision of this Indenture limits, qualifies or conflicts with a provision of the Trust Indenture Act which is required under such Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

Section 108.    Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 109.    Successors and Assigns. All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not. All agreements of the Trustee in this Indenture shall bind its successors and assigns, whether so expressed or not.

Section 110.    Separability Clause. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 111.    Benefits of Indenture. Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 112.    Governing Law. This Indenture and the Securities shall be governed by, and construed in accordance with, the law of the State of New York.

Section 113.    Legal Holidays. In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security, or any date on which a Holder has the right to convert such Holder’s Security, shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Securities (other than a provision of any Security which specifically states that such provision shall apply in lieu of this Section 113)) payment of principal and premium, if any, or interest, or the Redemption Price or conversion of such Security, need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, or on such conversion date. In the case, however, of Securities of a series bearing interest at a floating rate based on the London interbank offered rate (LIBOR), if any Interest Payment Date (other than the Redemption Date or Stated Maturity) would otherwise be a date that is not a Business Day, then the Interest Payment Date shall be postponed to the following date which is a Business Day. No interest shall accrue for the period from and after any such Interest Payment Date, Redemption Date, Stated Maturity or conversion date, as the case may be, to the date of such payment.

Section 114.    No Recourse Against Others. A director, officer, employee or stockholder as such of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

Section 115.    Waiver of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING AS BETWEEN THE COMPANY AND THE TRUSTEE ONLY ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE SECURITIES.

ARTICLE II

SECURITY FORMS

Section 201.    Forms Generally. The Securities of each series shall be in substantially such form or forms as shall be established by or pursuant to a Board Resolution or, subject to Section 303, set forth in, or determined in the manner provided in, an Officer’s Certificate pursuant to a Board Resolution, or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with applicable tax laws or the rules of any securities exchange or Depositary therefor or as may, consistently herewith, be determined by the Officer executing such Securities, as evidenced by their execution thereof. If the form of Securities of any series is established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 303 for the authentication and delivery of such Securities. If all of the Securities of any series established by action taken pursuant to a Board Resolution are not to be issued at one time, it shall not be necessary to deliver a record of such action at the time of issuance of each Security of such series, but an appropriate record of such action shall be delivered at or before the time of issuance of the first Security of such series.

The definitive Securities shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.
Section 202.    Form of Legend for Global Securities. Unless otherwise specified as contemplated by Section 301 for the Securities evidenced thereby, every Global Security authenticated and delivered hereunder shall bear a legend in substantially the following form:

[Insert, if applicable - UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.]
[Insert, if applicable - THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREIN AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.]
Section 203.    Form of Trustee’s Certificate of Authentication. The Trustee’s certificate of authentication shall be in substantially the following form:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.
Dated:
U.S. BANK NATIONAL ASSOCIATION,
as Trustee
By:
Authorized Signatory
ARTICLE III

THE SECURITIES

Section 301.    Amount Unlimited; Issuable in Series. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued in one or more series. There shall be established in or pursuant to (a) a Board Resolution or pursuant to authority granted by a Board Resolution and, subject to Section 303, set forth, or determined in the manner provided, in an Officer’s Certificate, or (b) one or more indentures supplemental hereto, prior to the issuance of Securities of any series:
(1)    the title of the Securities of the series (which shall distinguish the Securities of the series from Securities of any other series);

(2)    the limit, if any, on the aggregate principal amount of the Securities of the series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 304, 305, 306, 806 or 1107 and except for any Securities which, pursuant to Section 303, are deemed never to have been authenticated and delivered hereunder);

(3)    the Person to whom any interest on a Security of the series shall be payable, if other than the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest;

(4)    the date or dates on which the principal of any Securities of the series is payable or the method used to determine or extend those dates;

(5)    the rate or rates at which any Securities of the series shall bear interest, if any, the date or dates from which any such interest shall accrue, the Interest Payment Dates on which any such interest shall be payable and the Regular Record Date for any such interest payable on any Interest Payment Date;

(6)    the place or places where the principal of and premium, if any, and interest on any Securities of the series shall be payable and the manner in which any payment may be made;

(7)    the period or periods within which, the price or prices at which and the terms and conditions upon which any Securities of the series may be redeemed, in whole or in part, at the option of the Company and, if other than by a Board Resolution, the manner in which any election by the Company to redeem the Securities shall be evidenced;

(8)    the obligation or the right, if any, of the Company to redeem or purchase any Securities of the series pursuant to any sinking fund or at the option of the Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which any Securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

(9)    if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof, the denominations in which any Securities of the series shall be issuable;

(10)    if the amount of principal of or premium, if any, or interest on any Securities of the series may be determined with reference to a financial or economic measure or index or pursuant to a formula, the manner in which such amounts shall be determined;

(11)    if other than the currency of the United States of America, the currency, currencies or currency units in which the principal of or premium, if any, or interest on any Securities of the series shall be payable and the manner of determining the equivalent thereof in the currency of the United States of America for any purpose, including for purposes of the definition of “Outstanding” in Section 101;

(12)    if the principal of or premium, if any, or interest on any Securities of the series is to be payable, at the election of the Company or the Holder thereof, in one or more currencies or currency units other than that or those in which such Securities are stated to be payable, the currency, currencies or currency units in which the principal of or premium, if any, or interest on such Securities as to which such election is made shall be payable, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount shall be determined);

(13)    if other than the entire principal amount thereof, the portion of the principal amount of any Securities of the series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 502;

(14)    if the principal amount payable at the Stated Maturity of any Securities of the series will not be determinable as of any one or more dates prior to the Stated Maturity, the amount which shall be deemed to be the principal amount of such Securities as of any such date for any purpose thereunder or hereunder, including the principal amount thereof which shall be due and payable upon any Maturity other than the Stated Maturity or which shall be deemed to be Outstanding as of any date prior to the Stated Maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined);

(15)    if other than by a Board Resolution, the manner in which any election by the Company to defease any Securities of the series pursuant to Section 1201 shall be evidenced; whether any Securities of the series other than Securities denominated in U.S. dollars and bearing interest at a fixed rate are to be subject to Section 1201; or, in the case of Securities denominated in U.S. dollars and bearing interest at a fixed rate, if applicable, that the Securities of the series, in whole or any specified part, shall not be defeasible pursuant to Section 1201;

(16)    if applicable, that any Securities of the series shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the respective Depositaries for such Global Securities, the form of any legend or legends which shall be borne by any such Global Security in addition to or in lieu of that set forth in Section 202 and any circumstances in addition to or in lieu of those set forth in clause (2) of the last paragraph of Section 305 in which any such Global Security may be exchanged in whole or in part for Securities registered, and any transfer of such Global Security in whole or in part may be registered, in the name or names of Persons other than the Depositary for such Global Security or a nominee thereof;

(17)    any addition to, deletion from or change in the Events of Default which applies to any Securities of the series and any change in the right of the Trustee or the requisite Holders of such Securities to declare the principal amount thereof due and payable pursuant to Section 502;

(18)    any addition to, deletion from or change in the covenants set forth in Article IX which applies to Securities of the series;

(19)    if the Securities of the series are to be convertible into or exchangeable for cash and/or any securities or other property of any Person (including the Company), the terms and conditions upon which such Securities will be so convertible or exchangeable;

(20)    whether the Securities of the series are subject to subordination and, if so, the terms of such subordination;

(21)    whether the Securities of the series will be guaranteed by any Person or Persons and, if so, the identity of such Person or Persons, the terms and conditions upon which such Securities shall be guaranteed and, if applicable, the terms and conditions upon which such guarantees may be subordinated to other indebtedness of the respective guarantors;

(22)    whether the Securities of the series will be secured by any collateral and, if so, the terms and conditions upon which such Securities shall be secured and, if applicable, upon which such liens may be subordinated to other liens securing other indebtedness of the Company or any guarantor; and

(23)    any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture, except as permitted by Section 801(13)).

All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to the Board Resolution referred to above or pursuant to authority granted by one or more Board Resolutions and, subject to Section 303, set forth, or determined in the manner provided, in the Officer’s Certificate referred to above or in any such indenture supplemental hereto. All Securities of any one series need not be issued at one time and, unless otherwise provided in or pursuant to the Board Resolution referred to above and, subject to Section 303, set forth, or determined in the manner provided, in the Officer’s Certificate referred to above or pursuant to authority granted by one or more Board Resolutions or in any such indenture supplemental hereto with respect to a series of Securities, additional Securities of a series may be issued, at the option of the Company, without the consent of any Holder, at any time and from time to time.
If any of the terms of the series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officer’s Certificate setting forth the terms of the series.
Section 302.    Denominations. The Securities of each series shall be issuable only in registered form without coupons and only in such denominations as shall be specified as contemplated by Section 301. In the absence of any such specified denomination with respect to the Securities of any series, the Securities of such series shall be issuable in denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

Section 303.    Execution, Authentication, Delivery and Dating. The Securities shall be executed on behalf of the Company by any Officer. The signature of any of these officers on the Securities may be manual or facsimile. Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with the Company Order shall authenticate and deliver such Securities. If the form or terms of the Securities of the series have been established by or pursuant to one or more Board Resolutions or pursuant to authority granted by one or more Board Resolutions as permitted by Sections 201 and 301, in authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and, subject to Section 601, shall be fully protected in relying upon, an Opinion of Counsel stating,
(1)    if the form of such Securities has been established by or pursuant to Board Resolution or pursuant to authority granted by one or more Board Resolutions as permitted by Section 201, that such form has been established in conformity with the provisions of this Indenture;
(2)    if the terms of such Securities have been established by or pursuant to Board Resolution or pursuant to authority granted by one or more Board Resolutions as permitted by Section 301, that such terms have been established in conformity with the provisions of this Indenture; and
(3)    that such Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles and (iii) an implied covenant of good faith and fair dealing.
If such form or terms have been so established, the Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will materially adversely affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.
Notwithstanding the provisions of Section 301 and of the preceding paragraph of this Section 303, if all Securities of a series are not to be originally issued at one time, including in the event that the aggregate principal amount of a series of Outstanding Securities is increased as contemplated by Section 301, it shall not be necessary to deliver the Officer’s Certificate otherwise required pursuant to Section 301 or the Company Order and Opinion of Counsel otherwise required pursuant to this Section 303 at or prior to the authentication of each Security of such series if such documents are delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued.
Each Security shall be dated the date of its authentication.
No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 309, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.
Section 304.    Temporary Securities. Pending the preparation of definitive Securities of any series, the Company may execute, and, upon Company Order, the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities of such series in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.

If temporary Securities of any series are issued, the Company will cause definitive Securities of that series to be prepared without unreasonable delay. After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the Company in a Place of Payment for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor one or more definitive Securities of the same series, of any authorized denominations and of like tenor and aggregate principal amount. Until so exchanged, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series and tenor.
Section 305.    Registration, Registration of Transfer and Exchange. The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office and in any other office or agency of the Company in a Place of

Payment being herein sometimes collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby appointed “Security Registrar” for the purpose of registering Securities and transfers of Securities as herein provided.

Upon surrender for registration of transfer of any Security of a series at the office or agency of the Company in a Place of Payment for that series, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series, of any authorized denominations and of like tenor and principal amount.

At the option of the Holder, Securities of any series may be exchanged for other Securities of the same series, of any authorized denominations and of like tenor and principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.
All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.
Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or such Holder’s attorney duly authorized in writing.
No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 304, 806 or 1007 not involving any transfer.
If the Securities of any series (or of any series and specified tenor) are to be redeemed in part, the Company shall not be required (A) to issue, register the transfer of or exchange any Securities of that series (or of that series and specified tenor, as the case may be) during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of any such Securities selected for redemption under Section 1003 and ending at the close of business on the day of such mailing, or (B) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.
The provisions of clauses (1), (2), (3) and (4) of this paragraph shall apply only to Global Securities:
(1)    Each Global Security authenticated under this Indenture shall be registered in the name of the Depositary designated for such Global Security or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Security for all purposes of this Indenture.

(2)    Notwithstanding any other provision in this Indenture, no Global Security may be exchanged in whole or in part for Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or a nominee thereof unless (A) such Depositary has notified the Company that it is unwilling or unable or no longer permitted under applicable law to continue as Depositary for such Global Security, (B) there shall have occurred and be continuing an Event of Default with respect to such Global Security, (C) the Company so directs the Trustee by a Company Order or (D) there shall exist such circumstances, if any, in addition to or in lieu of the foregoing as have been specified for this purpose as contemplated by Section 301.

(3)    Subject to clause (2) above, any exchange of a Global Security for other Securities may be made in whole or in part, and all Securities issued in exchange for a Global Security or any portion thereof shall be registered in such names as the Depositary for such Global Security shall direct.

(4)    Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security or any portion thereof, whether pursuant to this Section 305, Section 304, 306, 806 or 1007 or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Security, unless such Security is registered in the name of a Person other than the Depositary for such Global Security or a nominee thereof.

Section 306.    Mutilated, Destroyed, Lost and Stolen Securities. If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Company and the Trustee (1) evidence to their satisfaction of the destruction, loss or theft of any Security and (2) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.
In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.
Upon the issuance of any new Security under this Section 306, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of counsel to the Company and the fees and expenses of the Trustee and its counsel) connected therewith.
Every new Security of any series issued pursuant to this Section 306 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series duly issued hereunder.
The provisions of this Section 306 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.
Section 307.    Payment of Interest; Interest Rights Preserved. Except as otherwise provided as contemplated by Section 301 with respect to any series of Securities, interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

Any interest on any Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:
(1)    The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given to each Holder of Securities of such series in the manner set forth in Section 106, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

(2)    The Company may make payment of any Defaulted Interest on the Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section 307, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.
In the case of any Security which is converted after any Regular Record Date and on or prior to the next succeeding Interest Payment Date (other than any Security whose Maturity is prior to such Interest Payment Date), interest whose Stated Maturity is on such Interest Payment Date shall be payable on such Interest Payment Date notwithstanding such conversion, and such interest (whether or not punctually paid or made available for payment) shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on such Regular Record Date. Except as otherwise expressly provided in the immediately preceding sentence, in the case of any Security which is converted, interest whose Stated Maturity is after the date of conversion of such Security shall not be payable. Notwithstanding the foregoing, the terms of any Security that may be converted may provide that the provisions of this paragraph do not apply, or apply with such additions, changes or omissions as may be provided thereby, to such Security.
Section 308.    Persons Deemed Owners. Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of and premium, if any, and, subject to Section 307, any interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

Section 309.    Cancellation. All Securities surrendered for payment, redemption, registration of transfer or exchange or conversion or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section 309, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of in accordance with its customary procedures. The Trustee shall provide the Company a list of all Securities that have been cancelled from time to time as requested by the Company.

Section 310.    Computation of Interest. Except as otherwise specified as contemplated by Section 301 for Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 311.    CUSIP Numbers. The Company in issuing any series of the Securities may use “CUSIP” or “ISIN” numbers and/or other similar numbers, if then generally in use, and thereafter with respect to such series, the Trustee may use such numbers in any notice of redemption with respect to such series; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities of that series or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities of that series, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in “CUSIP,” “ISIN” or other similar numbers.

Section 312.    Original Issue Discount. If any of the Securities is an Original Issue Discount Security, the Company shall file with the Trustee promptly at the end of each calendar year (1) a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on such Outstanding Original Issue Discount Securities as of the end of such year and (2) such other specific information relating to such original issue discount as may then be relevant under the Internal Revenue Code.

ARTICLE IV

SATISFACTION AND DISCHARGE

Section 401.    Satisfaction and Discharge of Indenture. This Indenture shall, upon Company Request, cease to be of further effect with respect to any Securities or Securities of any series (except as to any surviving rights of registration of transfer or exchange of Securities of any series herein expressly provided for and rights to receive payments of principal (and premium, if any) and interest on Securities of any series) and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

(1)    either

(A)all Securities of such series theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 and (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 803) have been delivered to the Trustee for cancellation; or

(B)all such Securities of such series not theretofore delivered to the Trustee for cancellation
(i)have become due and payable, or
(ii)will become due and payable at their Stated Maturity within one year of the date of deposit, or
(iii)are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company,

(2)    the Company, in the case of subclause (ii) or (iii) of Section 401(1)(B), has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose an amount sufficient to pay and discharge the entire indebtedness on such Securities for principal (and premium, if any) and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be; provided, however, in the event a petition for relief under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, is filed with respect to the Company within 91 days after the deposit and the Trustee is required to return the deposited money to the Company, the obligations of the Company under this Indenture with respect to such Securities shall not be deemed terminated or discharged;

(3)    the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(4)    the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture as to such series have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 607, the obligations of the Company to any Authenticating Agent hereunder, the obligations of the Company under Section 901, and, if money shall have been deposited with the Trustee pursuant to clause (2) of this Section 401, the obligations of the Trustee under Section 606 (until payments are made by the Trustee thereunder) and the last paragraph of Section 903 shall survive.
Section 402.    Application of Trust Money. Subject to the provisions of the last paragraph of Section 903, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of Securities of any series, and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Company may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee.

Section 403.    Applicability of this Article. Except as otherwise provided in Section 1201, the Company may terminate its obligations under Securities of any series and this Indenture as set forth in Section 1201.

ARTICLE V

REMEDIES

Section 501.    Events of Default. Except as may be otherwise provided pursuant to Section 301 for Securities of any series, an “Event of Default” means, whenever used herein or in a Security issued hereunder with respect to Securities of any series, any one of the following events:

(1)    the Company defaults in the payment of the principal of any Security of such series when the same becomes due and payable at maturity, upon acceleration, redemption or mandatory repurchase, including as a sinking fund installment, or otherwise;

(2)    the Company defaults in the payment of interest on any Security of such series when the same becomes due and payable, and such default continues for a period of 30 days;

(3)    the Company defaults in the performance of or breaches any other covenant or agreement of the Company in this Indenture with respect to any Security of such series and such default or breach continues for a period of 30 consecutive days after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of 25% or more in aggregate principal amount of the Securities of all series affected thereby;

(4)    an involuntary case or other proceeding shall be commenced against the Company or any Restricted Subsidiary with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Company or any Restricted Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

(5)    the Company or any Restricted Subsidiary (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Restricted Subsidiary or for all or substantially all of the property and assets of the Company or any Restricted Subsidiary or (C) effects any general assignment for the benefit of creditors; or

(6)    any other Event of Default established pursuant to Section 301 with respect to Securities of that series occurs.

A Default with respect to Securities of any series under clause (3) of this Section 501 shall not be an Event of Default until the Trustee (by written notice to the Company) or the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of that series (by written notice to the Company and the Trustee) gives notice of the Default and the Company does not cure such Default within the time specified in clause (3) after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.”

Section 502.    Acceleration of Maturity; Rescission and Annulment. If an Event of Default with respect to Securities of any series at the time Outstanding (other than an Event of Default specified in Section 501(4) or (5) with respect to the Company) occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of that series may declare the principal amount of all the Securities of that series (or, if any Securities of that series are Original Issue Discount Securities, such portion of the principal amount of such Securities as may be specified by the terms thereof), together with any accrued and unpaid interest thereon, to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration, such principal amount (or specified amount), together with any accrued and unpaid interest thereon, shall become immediately due and payable. If an Event of Default specified in Section 501(4) or (5) with respect to the Securities of any series at the time Outstanding occurs, the principal amount of all the Securities of that series (or, in the case of any Security of that series which specifies an amount to be due and payable thereon upon acceleration of the Maturity thereof, such amount as may be specified by the terms thereof), together with any accrued and unpaid interest thereon, shall automatically, and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable. Upon payment of such amount, all obligations of the Company in respect of the payment of principal and interest of the Securities of such series shall terminate.

Except as may otherwise be provided pursuant to Section 301 for all or any specific Securities of any series, at any time after such a declaration of acceleration with respect to the Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article V provided, the Holders of a majority in aggregate principal amount of the Outstanding Securities of that series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:
(1)    the Company has paid or deposited with the Trustee a sum sufficient to pay:

(A)    all overdue interest on all Securities of that series,

(B)    the principal of and premium, if any, on any Securities of that series which have become due otherwise than by such declaration of acceleration and any interest thereon at the rate or rates prescribed therefor in the Securities of such series,

(C)    to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Securities, and

(D)    all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(2)    all Events of Default with respect to Securities of that series, other than the non-payment of the principal of Securities of that series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 512.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section 503.    Collection of Indebtedness and Suits for Enforcement by Trustee. The Company covenants that if (1) default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or (2) default is made in the payment of the principal of or premium, if any, on any Security at the Maturity thereof, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and premium, if any, and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and premium and on any overdue interest, at the rate or rates prescribed therefor in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.
Section 504.    Trustee May File Proofs of Claim. In case of any judicial proceeding relative to the Company (or any other obligor upon the Securities), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it and any predecessor Trustee under Section 607.

No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ or other similar committee.

Section 505.    Trustee May Enforce Claims Without Possession of Securities. All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, any predecessor Trustee under Section 607, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

Section 506.    Application of Money Collected. Any money collected by the Trustee pursuant to this Article V shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or premium, if any, or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee under Section 607;
SECOND: To the payment of the amounts then due and unpaid for principal of and premium, if any, and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and premium, if any, and interest, respectively; and
THIRD: To the payment of the remainder, if any, to the Company.

Section 507.    Limitation on Suits. No Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver, assignee, trustee, liquidator or sequestrator (or similar official) or for any other remedy hereunder, unless:

(1)    Such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that series;

(2)    the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3)    such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

(4)    the Trustee has failed to institute any such proceeding for 60 days after its receipt of such notice, request and offer of indemnity; and

(5)    no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Outstanding Securities of that series;
it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

Section 508.    Unconditional Right of Holders to Receive Principal, Premium and Interest and to Convert Securities. Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the contractual right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and, subject to Section 307, interest on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption or repayment, on the Redemption Date or date for repayment, as the case may be, and, if the terms of such Security so provide, to convert such Security in accordance with its terms, provided that any conversion will need to be processed at least one day prior to such date) and to institute suit for the enforcement of any such payment and, if applicable, any such right to convert, and such rights shall not be impaired without the consent of such Holder.

Section 509.    Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 510.    Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 511.    Control by Holders. The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such series; provided that
(1)    such direction shall not be in conflict with any rule of law or with this Indenture, and

(2)    the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 512.    Waiver of Past Defaults. The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of any series may on behalf of the Holders of all the Securities of such series waive any past default hereunder with respect to such series and its consequences, except a default

(1)    in the payment of the principal of or premium, if any, or interest on any Security of such series, or

(2)    in respect of a covenant or provision hereof which under Article IX cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 513.    Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess reasonable costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided that neither this Section 513 nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company or the Trustee, a suit by a Holder under Section 508, or a suit by Holders of more than 10% in aggregate principal amount of the Outstanding Securities.

Section 514.    Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

ARICTLE VI

THE TRUSTEE

Section 601.    Certain Duties and Responsibilities of Trustee.

(1)    Except during the continuance of an Event of Default with respect to any series of Securities,

(A)    the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture with respect to the Securities of such series, and no implied covenants or obligations shall be read into this Indenture against the Trustee with respect to such series; and

(B)    in the absence of bad faith on its part, the Trustee may rely with respect to the Securities of such series, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(2)    In case an Event of Default with respect to any series of Securities has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture with respect to the Securities of such series, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(3)    No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(A)    this Section 601(3) shall not be construed to limit the effect of Section 601(1);

(B)    the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(C)    the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in aggregate principal amount of the Outstanding Securities of any series, determined as provided in Sections 101, 104 and 511, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities of such series; and

(D)    no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(4)    Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 601.

Section 602.    Notice of Defaults. If a Default or an Event of Default occurs with respect to Securities of any series and is continuing and if it is actually known to the Trustee, the Trustee shall mail to each Holder of Securities of such series notice of the Default within 90 days after it is known to a Responsible Officer or written notice of it is received by a Responsible Officer of the Trustee, unless such Default shall have been cured or waived before the mailing of such notice. Except in the case of a Default in payment of principal of or interest on any Security, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is not opposed to the interests of Holders of Securities of such series.

Section 603.    Certain Rights of Trustee. Subject to the provisions of Section 601:

(1)    the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(2)    if so requested by the Trustee, any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order, and any resolution of the Board of Directors shall be sufficiently evidenced by a Board Resolution;

(3)    whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate;

(4)    the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(5)    the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(6)    the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

(7)    the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(8)    the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder and to its agents;

(9)    the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(10)    in no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(11)    in no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services (it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to avoid and mitigate the effects of such occurrences and to resume performance as soon as practicable under the circumstances);

(12)    the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee shall have actual knowledge thereof or unless written notice of any event which is in fact such a default shall have been received by the Trustee at the Corporate Trust Office, and such notice references the Securities and this Indenture;

(13)    the Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;

(14)    the Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company; and

(15)    the Trustee shall not be required to give any note, bond or surety in respect of the execution of the trusts and powers under this Indenture.

Section 604.    Not Responsible for Recitals or Issuance of Securities. The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

Section 605.    May Hold Securities. The Trustee, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 608 and 613, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar or such other agent.

Section 606.    Money Held in Trust. Money held by the Trustee in trust hereunder shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

Section 607.    Compensation and Reimbursement. The Company agrees

(1)    to pay to the Trustee from time to time such reasonable compensation as shall be agreed to in writing between the Company and the Trustee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2)    except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the reasonable expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable directly to its negligence or willful misconduct; and

(3)    to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the reasonable costs and expenses of defending itself against any claim or liability (whether asserted by the Company, a Holder of the Securities or other Persons) in connection with the exercise or performance of any of its powers or duties hereunder.

When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 501(4) or (5), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar law.
The Trustee shall have a lien prior to the Securities as to all property and funds held by it hereunder for any amount owing it or any predecessor Trustee pursuant to this Section 607, except with respect to funds held in trust for the benefit of the Holders of Securities.
The provisions of this Section 607 shall survive the termination of this Indenture and the resignation or removal of the Trustee.

Section 608.    Conflicting Interests. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

To the extent permitted by the Trust Indenture Act, the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under this Indenture with respect to Securities of more than one series.
Section 609.    Corporate Trustee Required; Eligibility. There shall at all times be one (and only one) Trustee hereunder with respect to the Securities of each series, which may be Trustee hereunder for Securities of one or more other series. Each Trustee shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such, has a combined capital and surplus of at least $50,000,000 and has its Corporate Trust Office in the Borough of Manhattan, The City of New York or any other major city in the United States that is acceptable to the Company. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section 609 and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent annual report of condition so published. If at any time the Trustee with respect to the Securities of any series shall cease to be eligible in accordance with the provisions of this Section 609, it shall resign immediately in the manner and with the effect hereinafter specified in this Article VI.

Section 610.    Resignation and Removal; Appointment of Successor
No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article VI shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 611.
The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 611 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee, at the expense of the Company, may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.
The Trustee may be removed at any time with respect to the Securities of any series by (a) Act of the Holders of a majority in aggregate principal amount of the Outstanding Securities of such series, upon written notice delivered to the Trustee and to the Company or (b) subject to the right of Holders in the foregoing clause (a), the Company, in its sole discretion, unless an Event of Default shall have occurred and be continuing. If the instrument of acceptance by a successor Trustee required by Section 611 shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the Trustee being removed, at the expense of the Company, may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.
If at any time:
(1)    the Trustee shall fail to comply with Section 608 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

(2)    the Trustee shall cease to be eligible under Section 609 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(3)    the Trustee shall become incapable of acting or shall be adjudged bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Company may remove the Trustee with respect to all Securities or (B) subject to Section 513, Holders of 10% in aggregate principal amount of Securities of any series who have been bona fide Holders of such Securities for at least six months may, on behalf of themselves and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.
If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the Company shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and shall comply with the applicable requirements of Section 611. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in aggregate principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 611, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 611, Holders of 10% in aggregate principal amount of Securities of any series who have been bona fide Holders of Securities of such series for at least six months may, on behalf of themselves and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.
The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series to all Holders of Securities of such series in the manner provided in Section 106. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

Section 611.    Acceptance of Appointment by Successor. In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee a written instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee, but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver a written instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in the first or second preceding paragraph, as the case may be.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article VI.

Section 612.    Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder; provided that such corporation shall be otherwise qualified and eligible under this Article VI, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion, consolidation or sale to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities; and in case at that time any Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

Section 613.    Preferential Collection of Claims Against Company. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

ARTICLE VII

HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY

Section 701.    Company to Furnish Trustee Names and Addresses of Holders. If the Trustee is not the Security Registrar, the Company shall cause the Security Registrar to furnish to the Trustee, in writing at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders of Securities of each series.

Section 702.    Preservation of Information; Communications to Holders. The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 701 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 701 upon receipt of a new list so furnished.

The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and privileges of the Trustee, shall be as provided by the Trust Indenture Act.
Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.
Section 703.    Reports by Trustee.

(1)    Within 60 calendar days after May 15 of each year commencing with the first May 15 after the original issuance of the Securities, the Trustee shall transmit by mail to all Holders, in the manner and to the extent provided in TIA § 313(c), a brief report dated as of such May 15 in accordance with and with respect to the matters required by TIA § 313(a). The Trustee shall also transmit by mail to all Holders of Securities, in the manner and to the extent provided in TIA § 313(c), a brief report in accordance with and with respect to the matters required by TIA § 313(b)(2).

(2)    A copy of each report transmitted to Holders pursuant to this Section 703 shall, at the time of such transmission, be mailed to the Company and filed with each stock exchange, if any, upon which the Securities are listed and also with the Commission. The Company will notify the Trustee promptly if the Securities are listed on any stock exchange or of any delisting thereof.

Section 704.    Reports by Company. The Company shall comply with all the applicable provisions of the Trust Indenture Act. Delivery of such reports, information and documents to the Trustee is for informational purposes only and shall not constitute a representation or warranty as to the accuracy or completeness of the reports, information and documents. The Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

ARTICLE VIII

SUPPLEMENTAL INDENTURES

Section 801.    Supplemental Indentures Without Consent of Holders. Without the consent of any Holders, the Company and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto for any of the following purposes:

(1)    to add to the covenants and agreements with respect to the Company, to be observed thereafter and during the period, if any, in such supplemental indenture or indentures expressed, and to add Events of Default, in each case for the protection or benefit of the Holders of all or any series of the Securities (and if such covenants, agreements and Events of Default are to be for the benefit of fewer than all series of Securities, stating that such covenants, agreements and Events of Default are expressly being included for the benefit of such series as shall be identified therein), or to surrender any right or power herein conferred upon the Company;

(2)    to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of Securities; provided that any such action shall not adversely affect the interests of the Holders of Securities of such series or any other series of Securities;

(3)    to add one or more guarantees for the benefit of Holders of the Securities;

(4)    to secure the Securities;

(5)    to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 611;

(6)    to provide for the issuance of additional Securities of any series;

(7)    to establish the form or terms of Securities of any series as permitted by Sections 201 and 301;

(8)    to add to or change or eliminate any provision of this Indenture as shall be necessary or desirable in accordance with any amendments to the Trust Indenture Act;

(9)    to comply with the rules of any applicable Depositary;

(10)    to provide for uncertificated securities in addition to certificated securities;

(11)    to add to, change or eliminate any of the provisions of this Indenture in respect of one or more series of Securities; provided that any such addition, change or elimination (A) shall neither (i) apply to any Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the Holder of any such Security with respect to such provision or as determined in good faith by the Board of Directors and evidenced by a Board Resolution (B) shall become effective only when there is no Security described in clause (i) Outstanding;

(12)    to eliminate any conflict between the terms of this Indenture and the Securities and the Trust Indenture Act;

(13)    to cure any ambiguity or inconsistency or to correct or supplement any provision contained herein or in any indenture supplemental hereto which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture;

(14)    to make any change in any series of Securities that does not adversely affect in any material respect the rights of the Holders of such Securities, provided that such amendments or supplements do not materially and adversely affect the interests of the Holders of such Securities; and

(15)    to conform the terms hereof, as amended and supplemented, that are applicable to the Securities of any series or to conform the Securities of any series to the description of the terms of such Securities contained in the offering memorandum, prospectus supplement, prospectus or other offering document or offering material applicable to such Securities and distributed to investors by the Company and the applicable underwriters, initial purchasers, brokers or dealers at the time of initial sale thereof.

Section 802.    Supplemental Indentures With Consent of Holders. With the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of each series affected by such supplemental indenture (including consents obtained in connection with a tender offer or exchange for Securities), by Act of said Holders delivered to the Company and the Trustee, the Company and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture; provided, however, no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security of such series affected thereby:

(1)    extend the Stated Maturity of the principal of, or change any Interest Payment Date applicable to, any Security, or reduce the principal amount thereof or the interest thereon or any premium payable thereon, or extend the Stated Maturity of, or change the place of payment where, or the Currency in which the principal of and premium, if any, or interest on such Security is denominated or payable, or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon acceleration of the Maturity thereof pursuant to Section 502, change the ranking of any Security or, in the case of any subordinated Security, the definition of Senior indebtedness applicable thereto, or impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or materially adversely affect the economic terms of any right to convert or exchange any Security as may be provided pursuant to Section 301; or

(2)    reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of this Indenture or certain Defaults hereunder and their consequences provided for in this Indenture; or

(3)    modify any of the provisions of this Section 802, Section 512 or Section 905, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section 802 and Section 905, or the deletion of this proviso, in accordance with the requirements of Sections 611 and 801(7); or

(4)    modify, without the written consent of the Trustee, the rights, duties or immunities of the Trustee.

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.
It shall not be necessary for any Act of Holders under this Section 802 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.
After a supplemental indenture under this Section 802 becomes effective, the Company shall mail to the Trustee a notice briefly describing such supplemental indenture or a copy of such supplemental indenture and the Trustee shall mail such notice or supplemental indenture to Holders affected thereby. Any failure of the Company to mail such notice, or any defect therein, or any failure of the Company to mail such supplemental indenture, shall not in any way impair or affect the validity of any such supplemental indenture.

Section 803.    Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article VIII or the modifications thereby of the trusts created by this Indenture, the Trustee shall be provided, and, subject to Section 601, shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and that all conditions precedent in this Indenture to the execution of such supplemental indenture, if any, have been complied with. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 804.    Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article VIII, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 805.    Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article VIII shall conform to the requirements of the Trust Indenture Act.

Section 806.    Reference in Securities to Supplemental Indentures. Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article VIII may, and shall if required by the Trustee, bear a notation in form satisfactory to the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.

ARTICLE IX

COVENANTS

Section 901.    Payment of Principal, Premium, if any, and Interest. The Company covenants and agrees for the benefit of each series of Securities that it will duly and punctually pay the principal of and premium, if any, and interest on the Securities of that series in accordance with the terms of the Securities and this Indenture. Principal and interest shall be considered paid on the date due if, on or before 11:00 a.m. (New York City time) on such date, the Trustee or the Paying Agent (or, if the Company or any of its Subsidiaries is the Paying Agent, the segregated account or separate trust fund maintained by the Company or such Subsidiary pursuant to Section 903) holds in accordance with this Indenture money sufficient to pay all principal and interest then due.

The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful as provided in Section 307.
Notwithstanding anything to the contrary contained in this Indenture, the Company or the Paying Agent may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America or other domestic or foreign taxing authorities from principal or interest payments hereunder.
Section 902.    Maintenance of Office or Agency. The Company will maintain in each Place of Payment for the Securities an office or agency where Securities may be presented or surrendered for payment, where such Securities may be surrendered for registration of transfer or exchange, where such Securities that are convertible may be surrendered for conversion, if applicable, and where notices and demands to or upon the Company in respect of such Securities and this Indenture may be served. If the Securities are listed on The Stock Exchange of the United Kingdom and the Republic of Ireland, the Luxembourg Stock Exchange or any other stock exchange located outside the United States and such stock exchange shall so require, the Company will maintain a Paying Agent for the Securities in London, Luxembourg or any other required city located outside the United States, as the case may be, so long as the Securities are listed on such exchange, and subject to any laws or regulations applicable thereto, in a Place of Payment located outside the United States an office or agency where any Securities may be surrendered for registration of transfer, where Securities may be surrendered for exchange or redemption and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office and the Company hereby appoints the Trustee as its agent to receive all presentations, surrenders, notices and demands.

The Company may also from time to time designate different or additional offices or agencies to be maintained for such purposes (in or outside of such Place of Payment), and may from time to time rescind any such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligations described in the preceding paragraph. The Company will give prompt written notice to the Trustee of any such additional designation or rescission of designation and any change in the location of any such different or additional office or agency.

Section 903.    Money for Securities Payments to Be Held in Trust. If the Company shall at any time act as its own Paying Agent with respect to any series of Securities, it will, on or before each due date for the principal of or premium, if any, or interest on any of the Securities of that series, segregate and hold in trust for the benefit of the Holders of such Securities a sum sufficient to pay the principal and premium, if any, and interest so becoming due until such sums shall be paid to such Holders or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents for any series of Securities, it will, no later than 11:00 a.m. (New York City time) on each due date for the principal of or premium, if any, or interest on any Securities of that series, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held in trust for the Holders of such Securities entitled to the same, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.
The Company will cause each Paying Agent for any series of Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 903, that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by such Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee in writing of any default by the Company in making any such payment.
The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Subject to any applicable abandoned property law, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or premium, if any, or interest on any Security of any series and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.
Section 904.    Officer’s Certificate as to Compliance. The Company will deliver to the Trustee, within 120 calendar days after the end of each fiscal year, a certificate of the principal executive officer, principal financial officer or principal accounting officer of the Company stating whether or not, to the knowledge of the signer thereof, the Company is in compliance with all covenants and conditions under this Indenture, and, in the event of any noncompliance, specifying such noncompliance and the nature and status thereof of which such signer may have knowledge. For purposes of this Section 904, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture.

Except with respect to a payment Default and any Default described in the certificates delivered pursuant to this Section, the Trustee shall have no duty to review, ascertain or confirm the Company’s compliance with, or the breach of any representation, warranty or covenant set forth in this Indenture.

Section 905.    Waiver of Certain Covenants. Except as otherwise specified as contemplated by Section 301 for Securities of such series, the Company may, with respect to the Securities of any series, omit in any particular instance to comply with any term, provision or condition set forth in any covenant provided pursuant to Section 301(18), 801(1) or 801(7) for the benefit of the Holders of such series, if before the time for such compliance the Holders of at least a majority in aggregate principal amount of the Outstanding Securities of such series shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

ARTICLE X

Section 1001.    Applicability of Article. Securities of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 301 for such Securities) in accordance with this Article X.

Section 1002.    Election to Redeem; Notice to Trustee. The election of the Company to redeem the Securities shall be evidenced by a Board Resolution. The Company shall, not less than 15 nor more than 60 days before the Redemption Date fixed by the Company, notify the Trustee of such Redemption Date, the Redemption Price, the CUSIP numbers and the principal amount of Securities to be redeemed.

Section 1003.    Selection by Trustee of Securities to Be Redeemed. If less than all the Securities of any series are to be redeemed (unless all the Securities of such series and of a specified tenor are to be redeemed or unless such redemption affects only a single Security), the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series not previously called for redemption, in accordance with the applicable Depositary Trust Company procedures; provided that the unredeemed portion of the principal amount of any Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security. If less than all the Securities of such series and of a specified tenor are to be redeemed (unless such redemption affects only a single Security), the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series and specified tenor not previously called for redemption in accordance with the preceding sentence.

If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption. Securities which have been converted during a selection of securities to be redeemed shall be treated by the Trustee as Outstanding for the purpose of such selection.

The Trustee shall promptly notify the Company in writing of the Securities selected for redemption as aforesaid and, in case of any Securities selected for partial redemption as aforesaid, the principal amount thereof to be redeemed.

The provisions of the two preceding paragraphs shall not apply with respect to any redemption affecting only a single Security, whether such Security is to be redeemed in whole or in part. In the case of any such redemption in part, the unredeemed portion of the principal amount of the Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

Section 1004.    Notice of Redemption. Notice of redemption shall be delivered not less than 15 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at such Holder’s address appearing in the Security Register.

All notices of redemption shall state:
(1)    the Redemption Date;

(2)    the Redemption Price (or how the Redemption Price will be calculated if not a fixed amount or subject to change);

(3)    if less than all the Outstanding Securities of any series consisting of more than a single Security are to be redeemed, the identification (and, in the case of partial redemption of any such Securities, the principal amounts) of the particular Securities to be redeemed and, if less than all the Outstanding Securities of any series consisting of a single Security are to be redeemed, the principal amount of the particular Security to be redeemed;

(4)    that on the Redemption Date the Redemption Price will become due and payable upon each such Security to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date;

(5)    the place or places where each such Security is to be surrendered for payment of the Redemption Price;

(6)    for any Securities that by their terms may be converted, the terms of conversion, the date on which the right to convert the Security to be redeemed will terminate and the place or places where such Securities may be surrendered for conversion;

(7)    that the redemption is for a sinking fund, if such is the case; and

(8)    if applicable, the CUSIP numbers of the Securities of that series; provided, however, that no representation will be made as to the correctness or accuracy of the CUSIP number, or any similar number, if any, listed in such notice or printed on the Securities.

Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request (which may be rescinded or revoked at any time prior to the time at which the Trustee shall have given such notice to the Holders), by the Trustee in the name and at the expense of the Company. The notice, if mailed in the manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Security designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Securities.

Section 1005.    Deposit of Redemption Price. By no later than 11:00 a.m. (New York City time) on any Redemption Date, the Company shall irrevocably deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 903) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date or the Securities of the series provide otherwise) accrued interest on, all the Securities which are to be redeemed on that date, other than Securities or portions of Securities called for redemption which are owned by the Company or a Subsidiary and have been delivered by the Company or such Subsidiary to the Trustee for cancellation. All interest, if any, earned on funds held by the Paying Agent shall be remitted to the Company. In addition, the Paying Agent shall promptly return to the Company any money deposited with the Paying Agent by the Company in excess of the amounts necessary to pay the Redemption Price of, and accrued interest, if any, on, all Securities to be redeemed.

If any Security called for redemption is converted, any money deposited with the Trustee or with any Paying Agent or so segregated and held in trust for the redemption of such Security shall (subject to any right of the Holder of such Security or any Predecessor Security to receive interest as provided in the last paragraph of Section 307 or in the terms of such Security) be paid to the Company upon Company Request or, if then held by the Company, shall be discharged from such trust.

Section 1006.    Securities Payable on Redemption Date. Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together, if applicable, with accrued interest to the Redemption Date; provided, however, that, unless otherwise specified as contemplated by Section 301, installments of interest whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307; provided further that, unless otherwise specified as contemplated by Section 301, if the Redemption Date is after a Regular Record Date and on or prior to the Interest Payment Date, the accrued and unpaid interest shall be payable to the Holder of the redeemed Securities registered on the relevant Regular Record Date.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal and premium, if any, shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.

Section 1007.    Securities Redeemed in Part. Any Security which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series and of like tenor, of any authorized denomination as requested by such Holder, in principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

ARTICLE XI

SINKING FUNDS

Section 1101.    Applicability of Article. The provisions of this Article XI shall be applicable to any sinking fund for the retirement of Securities of any series except as otherwise specified as contemplated by Section 301 for such Securities.

The minimum amount of any sinking fund payment provided for by the terms of any series of Securities is herein referred to as a “mandatory sinking fund payment,” and any payment in excess of such minimum amount provided for by the terms of such Securities is herein referred to as an “optional sinking fund payment.” If provided for by the terms of any series of Securities, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 1102. Each sinking fund payment shall be applied to the redemption of Securities of the series as provided for by the terms of such Securities.

Section 1102.    Satisfaction of Sinking Fund Payments with Securities. The Company (1) may deliver Outstanding Securities of a series (other than any previously called for redemption) and (2) may apply as a credit Securities of a series which have been redeemed either at the election of the Company pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to any Securities of such series required to be made pursuant to the terms of such Securities as and to the extent provided for by the terms of such Securities; provided that the Securities to be so credited have not been previously so credited. The Securities to be so credited shall be received and credited for such purpose by the Trustee at the Redemption Price, as specified in the Securities so to be redeemed, for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

Section 1103.    Redemption of Securities for Sinking Fund. Not less than 60 days (or such shorter period as shall be satisfactory to the Trustee) prior to each sinking fund payment date for any Securities, the Company will deliver to the Trustee an Officer’s Certificate specifying the amount of the next ensuing sinking fund payment for such Securities pursuant to the terms of such Securities, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities pursuant to Section 1102 and will also deliver to the Trustee any

Securities to be so delivered. Not less than 30 days prior to each such sinking fund payment date, the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 1003 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 1004. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 1006 and 1007.

ARTICLE XII

DEFEASANCE AND COVENANT DEFEASANCE

Section 1201.    Defeasance upon Deposit of Moneys or U.S. Government Obligations. At the Company’s option, either (i) the Company shall be deemed to have been discharged from its obligations with respect to Securities of any series (“legal defeasance option”) or (ii) the Company shall cease to be under any obligation to comply with any term, provision or condition set forth in Article VII and Section 904, and any other specific covenant relating to such Securities provided for in a Board Resolution or supplemental indenture or Officer’s Certificate pursuant to such Board Resolution or such supplemental indenture, pursuant to Section 301 that may by its terms be defeased pursuant to this Section 1201 (“covenant defeasance option”) at any time after the applicable conditions set forth below have been satisfied:

(1)    The Company shall have deposited or caused to be deposited irrevocably with the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of Securities of any series (i) money in an amount, or (ii) U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (iii) a combination of items (i) and (ii), sufficient, in the opinion (with respect to items (i) and (ii)) of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge each installment of principal (including any mandatory sinking fund payments) of and premium, if any, and interest on, the Outstanding Securities of any series on the dates such installments of interest or principal and premium are due;

(2)    Such deposit shall not cause the Trustee to have a conflicting interest as defined in Section 608 and for purposes of the Trust Indenture Act;

(3)    Such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound;

(4)    If the Securities of any series are then listed on any national securities exchange, the Company shall have delivered to the Trustee an Opinion of Counsel or a letter or other document from such exchange to the effect that the Company’s exercise of its option under this Section 1201 would not cause such Securities to be delisted;

(5)    No Event of Default or Default shall have occurred and be continuing on the date of such deposit and, with respect to the legal defeasance option only, no Event of Default under Section 501(4) or (5) or event which with the giving of notice or lapse of time, or both, would become an Event of Default under Section 501(4) or (5) shall have occurred and be continuing on the 91st day after such date;

(6)    The Company shall have delivered to the Trustee an Opinion of Counsel or a ruling from the Internal Revenue Service to the effect that the beneficial owners of Securities of any series will not recognize income, gain or loss for United States federal income tax purposes as a result of such deposit, defeasance or discharge. Notwithstanding the foregoing, if the Company exercises its covenant defeasance option and an Event of Default under Section 501(4) or (5) or event which, with the giving of notice or lapse of time, or both, would become an Event of Default under Section 501(4) or (5) shall have occurred and be continuing on the 91st day after the date of such deposit, the obligations of the Company referred to under the definition of covenant defeasance option with respect to such Securities shall be reinstated; and

(7)    the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the legal defeasance or the covenant defeasance, as the case may be, have been complied with.

Section 1202.    Deposited Moneys and U.S. Government Obligations to Be Held in Trust; Miscellaneous Provisions. All moneys and U.S. Government Obligations deposited with the Trustee pursuant to Section 1201 in respect of Securities of any series shall be held in trust and applied by it, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities, of all sums due and to become due thereon for principal (and premium, if any) and interest, if any, but such money need not be segregated from other funds except to the extent required by law. The Company shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 1201 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Securities of any series.

The Company shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 1201 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Securities of any series.

Section 1203.    Repayment to Company. All moneys and U.S. Government Obligations deposited with the Trustee pursuant to Section 1201 in respect of Securities of any series shall be held in trust and applied by it, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities, of all sums due and to become due thereon for principal (and premium, if any) and interest, if any, but such money need not be segregated from other funds except to the extent required by law. The Company shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 1201 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Securities of any series.

ARTICLE XIII

IMMUNITY OF CERTAIN PERSONS
Section 1301.    No Personal Liability. No recourse shall be had for the payment of the principal of, or the premium, if any, or interest on, any Security or for any claim based thereon or otherwise in respect thereof or of the indebtedness represented thereby, or upon any obligation, covenant or agreement of this Indenture, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that this Indenture and the Securities are solely corporate obligations, and that no personal liability whatsoever shall attach to, or be incurred by, any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, because of the incurring of the indebtedness hereby authorized or under or by reason of any of the obligations, covenants, promises or agreements contained in this Indenture or in any of the Securities, or to be implied here from or therefrom, and that all liability, if any, of that character against every such incorporator, stockholder, officer and director is, by the acceptance of the Securities and as a condition of, and as part of the consideration for, the execution of this Indenture and the issue of the Securities expressly waived and released.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.
ARROW ELECTRONICS, INC.
By: /s/ Gregory Tarpinian
Name: Gregory Tarpinian
Title: Senior Vice President, General Counsel and Secretary
U.S. BANK NATIONAL ASSOCIATION,
as Trustee
By: /s/ Leland Hansen
Name: Leland Hansen
Title: Vice President